EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 8 to Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: February 17, 2015

ESES HOLDINGS (FZE)

	By:	/s/ Ahmed Shayan Fazlur Rahman, by
Sandeep Jaswal as attorney-in-fact
	Name:	Ahmed Shayan Fazlur Rahman
	Title:	Owner and Director

/s/ Ahmed Shayan Fazlur Rahman, by
Sandeep Jaswal as attorney-in-fact
Ahmed Shayan Fazlur Rahman